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As filed with the Securities and Exchange Commission on March 29, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL GAME TECHNOLOGY
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0173041 (I.R.S. Employer Identification Number)

6355 South Buffalo Drive
Las Vegas, Nevada 89113
(702) 669-7777
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Robert C. Melendres, Esq.
Chief Legal Officer and Corporate Secretary
International Game Technology
6355 South Buffalo Drive
Las Vegas, Nevada 89113
(702) 669-7777
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

COPY TO:
Karen K. Dreyfus, Esq. Sidley Austin LLP 1001 Page Mill Road, Building 1 Palo Alto, California 94304 (650) 565-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box    ☐

          Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered / Proposed maximum offering price per unit / Proposed maximum aggregate offering price	Amount of Registration Fee

Debt Securities	(1)(2)	(1)(2)

(1)
This registration statement registers an indeterminate number of debt securities that may be offered from time to time in amounts and at offering prices to be determined.

(2)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all the registration fees.

PROSPECTUS

Debt Securities

        We may offer from time to time, in one or more series, debt securities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "IGT."

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The specific plan of distribution for any debt securities to be offered will be provided in a prospectus supplement. If we use agents, underwriters or dealers to sell these securities, a prospectus supplement will name them and describe their compensation.

        The specific terms of any debt securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," before you make an investment decision.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2012.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an "automatic shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a "shelf" registration process. By using a shelf registration statement, we may sell debt securities from time to time and in one or more offerings. Each time we sell debt securities, we will provide a supplement to this prospectus that contains specific information about the debt securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any debt securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        We may also prepare free writing prospectuses to describe the terms of particular debt securities, which terms may vary from those described in this prospectus. Any free writing prospectus should therefore be carefully reviewed in connection with this prospectus and with any prospectus supplement referred to therein. A free writing prospectus will not constitute a part of this prospectus.

        We have not authorized any dealer, salesman or other person to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since the dates first set forth on the front of the document or supplement thereto.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to the "Company," "we," "us" and "our" refer to International Game Technology, those entities owned or controlled by International Game Technology and predecessors of International Game Technology.

        Our fiscal year is reported on a 52/53-week period that ends on the Saturday nearest to September 30. For simplicity, this prospectus presents all fiscal years using the calendar month end as outlined in the table below.

	Ended
Fiscal Year	Actual	Presented as	Weeks
2011	October 1, 2011	September 30, 2011	52
2010	October 2, 2010	September 30, 2010	52
2009	October 3, 2009	September 30, 2009	53
2008	September 27, 2008	September 30, 2008	52
2007	September 29, 2007	September 30, 2007	52

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption "Risk Factors" in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC's Public Reference Room at:

        Securities and Exchange Commission
        100 F Street, N.E.
        Washington, D.C. 20549

        You may call the SEC's Public Reference Room at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC's web site at www.sec.gov. In addition, you may inspect and copy reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC as indicated above. Forms of the indenture and other documents establishing the terms of the offered debt securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede the information included or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following information:

  •
  our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on November 30, 2011;

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 filed with the SEC on February 8, 2012;

  •
  our Current Report on Form 8-K filed with the SEC on October 11, 2011;

  •
  our Current Report on Form 8-K filed with the SEC on November 18, 2011;

  •
  our Current Report on Form 8-K filed with the SEC on January 13, 2012 (excluding information furnished to the SEC pursuant to Items 7.01 and 9.01 of Form 8-K);

  •
  our Current Report on Form 8-K filed with the SEC on February 9, 2012 (excluding information furnished to the SEC pursuant to Items 7.01 and 9.01 of Form 8-K); and

  •
  our Current Report on Form 8-K filed with the SEC on March 9, 2012.

        We also incorporate by reference any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering, other than documents or information deemed furnished and not filed in accordance with SEC rules.

        We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        International Game Technology
        6355 South Buffalo Drive
        Las Vegas, Nevada 89113
        Telephone: (866) 296-4232

        These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.igt.com. Except for the documents described above, information on our website is not incorporated by reference into this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference, and any prospectus supplement will contain or incorporate by reference, statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable. These statements may also relate to future events or trends, our future prospects and proposed new products, services, developments, or business strategies, among other things. These statements can generally (although not always) be identified by their use of terms and phrases such as "anticipate," "appear," "believe," "could," "would," "estimate," "expect," "indicate," "intend," "may," "plan," "predict," "project," "pursue," "will," "continue," and other similar terms and phrases, as well as the use of the future tense.

        Examples of forward looking statements in or incorporated by reference in this prospectus include, but are not limited to, the following matters:

  •
  our ability to successfully introduce new products and their impact on replacement demand

  •
  the timing, features, benefits, and expected continued or future success of new product introductions and ongoing product, marketing, and strategic initiatives

  •
  our expected future financial and operational performance

  •
  our strategic and operational plans

  •
  our leadership position in the gaming industry

  •
  the advantages offered to customers by our anticipated products and product features

  •
  gaming growth, expansion, and new market opportunities

  •
  mergers, acquisitions and divestitures, including the expected benefits of completed acquisitions and expectations for, possible acquisitions of, or investments in, businesses products, and technologies

  •
  research and development activities, including anticipated benefits from such activities

  •
  fluctuations in future gross margins and tax rates

  •
  increasing product sales or machine placements

  •
  legislative or regulatory developments and related market opportunities

  •
  available capital resources to fund future operating requirements, capital expenditures, payment obligations, acquisitions, and share repurchases

  •
  losses from off-balance sheet arrangements

  •
  financial returns to stockholders related to management of our costs

  •
  the impact of recently adopted accounting pronouncements

  •
  the outcome and expense of litigation

  •
  anticipated increased revenue yields and operating margin if general economic conditions improve

        Actual results could differ materially from those expressed or implied in our forward looking statements. Our future financial condition and results of operations, as well as any forward looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in "Part I, Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended September 30, 2011 and in "Part II, Item 1A. Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended December 31, 2011 and as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. You should not assume at any point in the future that the forward looking statements in this prospectus are still valid. We do not intend, and undertake no obligation, to update our forward looking statements to reflect future events or circumstances after the date of this prospectus or any prospectus supplement, unless required by law to do so.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratio of earnings to fixed charges of the Company and its consolidated subsidiaries on a historical basis for each of the periods indicated:

	Fiscal Year Ended September 30,
Three Months Ended December 31, 2011	2011	2010	2009	2008	2007
4.1	4.8	3.2	2.6	6.7	11.3

        For the purpose of computing this ratio, earnings represent income from continuing operations before fixed charges and income taxes, adjusted to exclude capitalized interest. Fixed charges represent interest expense excluding the portion related to liabilities to jackpot winners and including capitalized interest, one-third of total rental expense (which represents a reasonable approximation of the interest factor), and amortization of discount and loan expense related to long-term debt. All periods presented have been recast for discontinued operations.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

LEGAL MATTERS

        In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Sidley Austin LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements as of September 30, 2011 and September 30, 2010 and for each of the two years in the period ended September 30, 2011 and management's assessment of the effectiveness of our internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of September 30, 2011, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of the internal control over financial reporting of the Entraction Holding AB business acquired by the registrant in a purchase business combination during 2011) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements for the fiscal year ended September 30, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.

        Such consolidated financial statements have been so incorporated in reliance upon the reports of said firms given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Our estimated expenses in connection with the registration and sale of the debt securities are as follows, all of which will be borne by us:

SEC registration fee	(1)
Printing and duplicating expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees	(2)
Miscellaneous	(2)

Total	(2)

(1)
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.

(2)
An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Subsection 1 of Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she (i) is not liable pursuant to Section 78.138 of the Nevada Law or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.138 of the Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

        Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she (i) is not liable pursuant to Section 78.138 of the Nevada Law, or (ii) acted in good faith and in a manner which he or she reasonably believes to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 78.7502 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2), or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense. Subsection 3 of Section 78.751 of the Nevada Law provides that the indemnification provided for by Section 78.7502 does not exclude any other rights to which the indemnified party may be entitled (except that indemnification will generally not be available to a director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action) and that the indemnification shall continue for directors, officers, employees or agents who have ceased to hold such positions, and inures to the benefit of their heirs, executors and administrators. Section 78.752 of the Nevada Law empowers the corporation to purchase and maintain insurance or make other financial arrangements on behalf of a person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, for any liability asserted against him or her and expenses incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation has the power to indemnify him or her against such liabilities or expenses. Section 6.2 of our Fifth Restated Code of Bylaws provides for indemnification of our directors and officers, substantially identical in scope to that permitted under the above Sections of the Nevada Law.

        Our Fifth Restated Code of Bylaws provides, pursuant to Subsection 2 of Section 78.751, that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by Nevada law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by us. We also enter into indemnification agreements consistent with Nevada law with our directors and certain of our officers.

ITEM 16.    EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
4.1
Articles of Incorporation of International Game Technology, as amended (filed as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended September 30, 2006, filed on December 13, 2006 and incorporated herein by reference)
4.2
Fifth Restated Code of Bylaws of International Game Technology, dated November 14, 2011 (filed as Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on November 18, 2011 and incorporated herein by reference)
4.3
Indenture dated June 15, 2009, between International Game Technology and Wells Fargo Bank, National Association, as Trustee, related to senior debt securities (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K filed on June 15, 2009 and incorporated herein by reference)
4.4	Form of Indenture for Subordinated Debt Securities
4.5*	Form of Note for Senior Debt Securities

EXHIBIT NUMBER	DESCRIPTION
4.6*	Form of Note for Subordinated Debt Securities
5.1	Opinion of Sidley Austin LLP
12.1	Statement regarding computation of ratio of earnings to fixed charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page hereto)

*
To be filed by amendment to this registration statement or as an exhibit to a document filed under the Securities Exchange Act of 1934 and incorporated herein by reference.

ITEM 17.    UNDERTAKINGS

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in this form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 29, 2012.

INTERNATIONAL GAME TECHNOLOGY
By:	/s/ JOHN VANDEMORE John Vandemore Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

        Each person whose signature appears below constitutes and appoints Patti S. Hart and John Vandemore, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, effective as of March 29, 2012.

Signature	Title

/s/ PATTI S. HART Patti S. Hart	Chief Executive Officer (Principal Executive Officer) and Director
/s/ JOHN VANDEMORE John Vandemore	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ PHILIP G. SATRE Philip G. Satre	Chairman of the Board
/s/ PAGET L. ALVES Paget L. Alves	Director

Signature	Title

/s/ JANICE CHAFFIN Janice Chaffin	Director
/s/ GREG CREED Greg Creed	Director
/s/ ROBERT J. MILLER Robert J. Miller	Director
/s/ DAVID E. ROBERSON David E. Roberson	Director
/s/ VINCENT L. SADUSKY Vincent L. Sadusky	Director